UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 1, 2005

Endeavour International Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32212	88-0448389
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Main Street, Suite 3300, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 307-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 1, 2005, Endeavour International Corporation completed the private placement of an additional $1.5 million aggregate principal amount of our convertible senior notes due 2012 pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act"), afforded by Section 4(2) of the Act and Regulation D under the Act. In January and February 2005, we completed the private placements of $79.75 million principal amount of these convertible senior notes, for an aggregate of $81.25 million. Aggregate placement agents fees and expenses for the these offerings are estimated to be $4.0 million.

The notes bear interest at a rate of 6.00% per annum, payable semiannually on January 15 and July 15, beginning on July 15, 2005. The notes are convertible, at the option of the holder, at any time at or prior to maturity, into shares of our common stock at an initial conversion rate of 199.2032 shares of our common stock per $1,000 principal amount of notes (equal to an initial conversion price of approximately $5.02 per share). The conversion rate is subject to adjustment. The notes are callable after five years. Holders have a right to redeem the notes upon a change of control.

We have agreed to file with the Securities and Exchange Commission within 90 days after the date of the original issuance of the notes, a shelf registration statement covering resales of the notes and the shares of common stock issuable upon conversion of the notes. We have agreed to use our best efforts to cause the shelf registration statement to become effective within 270 days after the date of original issuance of the notes, and to keep it effective until such date that the holders of the notes and the common stock issuable upon conversion of the notes (other than our affiliates) are able to sell all such securities immediately without restriction pursuant to the volume limitations of Rule 144 under the Act or any successor rules thereto or otherwise.

The purpose of the notes issuance is to fund expenditures to explore for and develop oil and gas properties, working capital and general corporate purposes, which may include future acquisitions of interests in oil and gas properties.

Our press release concerning the indentures is attached as Exhibit 99.1 hereto.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure under Item 2.03 of this report relating to the convertible senior notes is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

4.1 - Indenture, dated as of January 20, 2005, between Endeavour International Corporation and Wells Fargo Bank, National Association, as Trustee, relating to the 6.00% Convertible Senior Notes due 2012 (incorporated by reference to Exhibit 4.1 of our Curent Report on Form 8-K (Commission File No. 001-32212) filed on January 24, 2005).
4.2 - Registration Rights Agreement dated as of January 20, 2005, among Endeavour International Corporation and J.P. Morgan Securities Inc. and Sanders Morris Harris Inc., as Placement Agents (incorporated by reference to Exhibit 4.2 of our Curent Report on Form 8-K (Commission File No. 001-32212) filed on January 24, 2005).
99.1 - Press release dated March 1, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endeavour International Corporation

March 1, 2005	By:	Robert L. Thompson

Name: Robert L. Thompson
Title: Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated March 1, 2005